Amendment No. 22 to Transfer Agency and Service Agreement

This Amendment No. 22, dated as of December 24, 2018 (the “Effective Date”), to the Transfer Agency and Service Agreement (this “Amendment”), by and between AQR Funds, a Delaware statutory trust established under the laws of the State of Delaware, having its principal place of business at Two Greenwich Plaza, 3rd Floor, Greenwich, Connecticut 06830 (the “Trust”), and ALPS Fund Services, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Transfer Agent”).

WHEREAS, the Trust and the Transfer Agent entered into a Transfer Agency and Service Agreement, dated as of December 8, 2008, as amended and as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the Trust and the Transfer Agent wish to amend the provisions of the Agreement to reflect the removal of a Portfolio and three classes of such Portfolio under Schedule A of the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.        Upon the Effective Date, the parties hereto agree to delete the current SCHEDULE A – FUND LIST of the Agreement in its entirety and replace it with a new SCHEDULE A – FUND LIST attached hereto and incorporated by reference herein with the result of removing the following entity from the Agreement:

AQR Emerging Momentum Style Fund

2.        Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

AQR FUNDS		ALPS FUND SERVICES, INC.

By:	/s/ John Hadermayer	By:	/s/ Rahul Kanwar
Name: John Hadermayer		Name: Rahul Kanwar
Title: Secretary		Title: Authorized Representative

SCHEDULE A

FUND LIST

FUND	CLASSES OFFERED

AQR Large Cap Momentum Style Fund	Class I Class N Class R6
AQR Small Cap Momentum Style Fund	Class I Class N Class R6
AQR International Momentum Style Fund	Class I Class N Class R6
AQR Global Equity Fund	Class N Class I Class Y Class R6
AQR International Equity Fund	Class N Class I Class Y Class R6
AQR International Small Cap Fund	Class N Class I Class Y
AQR Emerging Markets Fund	Class N Class I Class Y
AQR Equity Plus Fund	Class N Class I
AQR Small Cap Core Fund	Class N Class I
AQR Small Cap Growth Fund	Class N Class I
AQR Diversified Arbitrage Fund	Class N Class I Class R6
AQR Managed Futures Strategy Fund	Class N Class I Class R6
AQR Risk Parity Fund	Class N Class I Class R6
AQR Multi-Strategy Alternative Fund	Class N

Class I Class R6
AQR TM Large Cap Momentum Style Fund	Class I Class N Class R6
AQR TM Small Cap Momentum Style Fund	Class I Class N Class R6
AQR TM International Momentum Style Fund	Class I Class N Class R6
AQR Large Cap Defensive Style Fund	Class N Class I Class R6
AQR International Defensive Style Fund	Class N Class I Class R6
AQR Emerging Defensive Style Fund	Class N Class I Class R6
AQR Risk-Balanced Commodities Strategy Fund	Class N Class I Class R6
AQR Risk-Balanced Commodities Strategy LV Fund	Class N Class I
AQR Risk Parity II MV Fund	Class N Class I Class Y Class R6
AQR Risk Parity II HV Fund	Class N Class I Class Y Class R6
AQR Large Cap Multi-Style Fund	Class N Class I Class R6
AQR Small Cap Multi-Style Fund	Class N Class I Class R6
AQR International Multi-Style Fund	Class N Class I Class R6
AQR Long-Short Equity Fund	Class N Class I Class R6
AQR Managed Futures Strategy HV Fund	Class N Class I

Class R6
AQR Style Premia Alternative Fund	Class I Class N Class R6
AQR Global Macro Fund	Class N Class I Class R6
AQR Emerging Multi-Style Fund	Class I Class N Class R6
AQR Equity Market Neutral Fund	Class I Class N Class R6
AQR Style Premia Alternative LV Fund	Class I Class N Class R6
AQR TM Large Cap Multi-Style Fund	Class I Class N Class R6
AQR TM Small Cap Multi-Style Fund	Class I Class N Class R6
AQR TM International Multi-Style Fund	Class I Class N Class R6
AQR TM Emerging Multi-Style Fund	Class I Class N Class R6
AQR Style Premia Alternative II Fund	Class I Class N Class R6
AQR Large Cap Relaxed Constraint Equity Fund	Class I Class N Class R6
AQR Small Cap Relaxed Constraint Equity Fund	Class I Class N Class R6
AQR International Relaxed Constraint Equity Fund	Class I Class N Class R6
AQR Emerging Relaxed Constraint Equity Fund	Class I Class N Class R6
AQR Alternative Risk Premia Fund	Class I Class N Class R6
AQR Core Plus Bond Fund	Class I

Class N Class R6
AQR High Yield Bond Fund	Class I Class N Class R6
AQR Volatility Risk Premium Fund	Class I Class N Class R6